EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We consent to the incorporation by reference in the following Registration Statements of Sunair Services Corporation: Form S-8 (333-107103), Form S-8 (333-125270), Form S-3 (333-130057) and Form S-3 (333-124216) of our report dated January 12, 2009 on our audits of the consolidated financial statements of Sunair Services Corporation as of September 30, 2008 and 2007 and for each of the years in the two-year period ended September 30, 2008, which report is included in Sunair Services Corporation’s 2008 Annual Report on Form 10-K.

/s/ Berenfeld Spritzer Shechter & Sheer Certified Public Accountants
January 12, 2009	Fort Lauderdale, Florida